UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2017
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Waterstone Financial, Inc. (the "Company") held its 2017 Annual Meeting of Shareholders on May 16, 2017. The shareholders (i) elected two members of the Company's Board of Directors to serve until 2020; (ii) approved, in an advisory vote, the compensation of the Company's named executive officers; and (iii) ratified the selection of RSM US LLP as Waterstone Financial, Inc.'s independent registered public accounting firm. There were 29,432,773 outstanding shares eligible to vote as of March 22, 2017, the record date for the 2017 Annual Meeting.  The results of the matters submitted to a vote at the Annual Meeting of Shareholders were as follows:

(1) Election of the below named nominees to the Board of Directors of Waterstone Financial, Inc.:

Nominee	Number of Votes For	Number of Votes Withheld
Michael L. Hansen	20,974,454	387,243
Stephen J. Schmidt	20,767,866	536,481

(2)  An advisory, non-binding resolution with respect to our executive compensation.

Number of Votes For	Number of Votes Against	Abstain
18,320,284	3,000,051	38,536

(3) Ratification of the selection of RSM US LLP as the Company's auditors for the year ending December 31, 2017.

Number of Votes For	Number of Votes Against	Abstain
25,976,663	300,981	58,149

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.
Date: May 17, 2017	/s/ William F. Bruss
Name: William F. Bruss
Title: COO, General Counsel and Secretary